P R O S P E C T U S
-------------------
                             THE VINCAM GROUP, INC.
                         234,982 SHARES OF COMMON STOCK
                            PAR VALUE $.001 PER SHARE

         This Prospectus relates to up to 234,982 shares of common stock (the "Offered Shares") of The Vincam Group, Inc., a Florida corporation ("Vincam" or the "Company"), which may be offered from time to time by the selling shareholders named herein (the "Selling Shareholders"). Vincam will not receive any of the proceeds from the sale of the Offered Shares. Vincam will bear the costs relating to the registration of the Offered Shares, estimated to be approximately $23,000.

         The Offered Shares are being registered as a result of (a) a January 1998 transaction pursuant to which Vincam acquired Corporate Staff Services, Inc., a Connecticut corporation (the "CSS Acquisition") for aggregate consideration of 150,000 shares of common stock, par value $.001, of the Company (the "Common Stock") and (b) a June 1997 transaction pursuant to which Vincam acquired Amstaff, Inc., a Michigan corporation, and its subsidiaries (the "Amstaff Acquisition") for aggregate consideration of 547,743 shares of Common Stock (as adjusted to reflect the three-for-two stock split effected by way of a stock dividend declared by the Company on November 6, 1997 and paid on December 10, 1997 to shareholders of record on November 21, 1997). Vincam agreed to register for resale (i) the shares issued in connection with the CSS Acquisition in four installments, of which the shares being offered hereunder by the CSS Selling Shareholders (as defined herein) represent the first installment and
(ii) the shares issued to the Amstaff Selling Shareholder (as defined herein) in connection with the Amstaff Acquisition in three installments of which the shares being offered hereunder by the Amstaff Selling Shareholder represent the second installment.

         Vincam has been advised by each Selling Shareholder that such Selling Shareholder expects to offer the Offered Shares to or through brokers and dealers and underwriters to be selected by the Selling Shareholder from time to time. In addition, the Offered Shares may be offered for sale through the Nasdaq Stock Market, in the over-the-counter market, through a market maker, in one or more private transactions, or a combination of such methods of sale, at prices and on terms then prevailing, at prices related to such prices, or at negotiated prices. The Selling Shareholders may pledge all or a portion of the Offered Shares owned as collateral for margin accounts or in loan transactions, and the Offered Shares may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such Selling Shareholders, the pledgee in such loan transaction would have the same rights of sale as the Selling Shareholders under this Prospectus. The Selling Shareholders also may enter into exchange traded listed option transactions which require the delivery of the Offered Shares listed hereunder. The Selling Shareholders may also transfer Offered Shares owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such Selling Shareholders under this Prospectus. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 of the Securities Act of 1933, as amended (the "1933 Act"), may be sold under Rule 144 rather than pursuant to this Prospectus. See "Plan of Distribution." Finally, the Selling Shareholders and any brokers and dealers through whom sales of the Offered Shares are made may be deemed to be "underwriters" within the meaning of the 1933 Act, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation. See "Risk Factors -- Possible Lack of Financial Resources of Selling Shareholders."

         The Common Stock is traded on the Nasdaq National Market under the symbol VCAM. The average of the high and low prices of the Common Stock as reported on the Nasdaq Stock Market on May 6, 1998 was approximately $23.91 per share.

         SEE "RISK FACTORS" STARTING ON PAGE 4 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE OFFERED SHARES.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         All of the securities to be registered hereby are to be offered for the accounts of the Selling Shareholders.

                  THE DATE OF THIS PROSPECTUS IS MAY 19, 1998.

                              AVAILABLE INFORMATION

         Vincam is subject to the reporting requirements of the Securities Exchange Act of 1934 (the "1934 Act") and files reports and other information with the Securities and Exchange Commission (the "Commission") in accordance therewith. Such reports, proxy statements, and other information filed by Vincam are available for inspection and copying at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including Vincam, that file electronically with the Commission. The Company's Common Stock is traded as a "National Market Security" on the Nasdaq National Market. Materials filed by Vincam can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed by Vincam with the Commission are incorporated by reference in this Prospectus:

         1. Vincam's Annual Report on Form 10-K for the year ended December 31, 1997 (Commission File No. 0-28148).

         2. Vincam's 10-K/A No. 1 for the year ended December 31, 1997 (Commission File No. 0-28148).

         3. Vincam's Amendment No. 1 to its Current Report on Form 8-K dated December 1, 1997 (Commission File No. 0-28148).

         4. Vincam's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998 (Commission File No. 0-28148).

         5. Vincam's Proxy Statement dated April 22, 1998 (Commission File No. 0-28148).

         6. The description of the Common Stock of Vincam which is contained in the Registration Statement of Vincam filed on Form 8-A, dated April 4, 1996 (Commission File No. 0-28148).

         All documents filed by Vincam pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act subsequent to the effectiveness of the Registration Statement of which this Prospectus is a part and prior to the termination of the offering of the Offered Shares offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof. A statement contained herein, in a prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in a prospectus supplement or in any subsequently filed document which is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Vincam hereby undertakes to provide without charge to each person to whom this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests should be directed to The Vincam Group, Inc., Investor Relations Department, 2850 Douglas Road, Coral Gables, Florida 33134; telephone number (305) 460-2350.

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         This Prospectus constitutes a part of a Registration Statement which
Vincam has filed with the Commission under the 1933 Act with respect to the Offered Shares. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related Exhibits thereto for further information with respect to Vincam and the securities offered hereby. Such additional information can be obtained from the Commission's office in Washington, D.C. Any statements contained herein concerning the provisions of any documents are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                                   THE COMPANY

         Vincam, one of the ten largest professional employer organizations ("PEO") in the industry based on 1996 revenues (according to Staffing Industry Analysts, Inc.), provides small and medium-sized businesses with an outsourcing solution to the complexities and costs related to employment and human resources. The Company's continuum of integrated employment-related services consists of human resource administration, employment regulatory compliance management, workers' compensation coverage, health care and other employee benefits. The Company establishes a co-employer relationship with its clients and contractually assumes substantial employer responsibilities with respect to worksite employees. The Company believes its services assist business owners in:
(i) managing costs associated with workers' compensation, health insurance coverage, workplace safety programs, and employee-related litigation, (ii) providing employees with competitive health care and related benefits that are more characteristic of large employers, and (iii) reducing the time and effort required by business owners and executives to deal with the increasingly complex legal and regulatory environment affecting employment. As of March 31, 1998, the Company provided professional employer services to approximately 2,074 client organizations with over 42,500 worksite employees, primarily in Florida, Georgia, Colorado, Michigan and New England. Vincam was incorporated in Florida in September 1984 as "Human Power Resources, Inc.," and changed its name to "The Vincam Group, Inc." in 1989. The Company's corporate headquarters are located at 2850 Douglas Road, Coral Gables, Florida 33134, and its telephone number is
(305) 460-2350.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), the Company is hereby providing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made by or on behalf of the Company herein or in documents incorporated herein by reference. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will result," "are expected to," "will continue," "is anticipated," "believes," "estimated," "intends," "plans," "projection" and "outlook") are not historical facts and may be forward-looking and, accordingly, such statements involve estimates, assumptions, and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the factors discussed throughout this Prospectus, and particularly the risk factors set forth herein under "Risk Factors." Among the key factors that have a direct bearing on the Company's results of operations and the PEO industry in which it operates are the effects of various governmental regulations, the fluctuation of the Company's direct costs and the effectiveness of the Company's acquisition strategy. These and other factors are discussed below under "Risk Factors."

         The Company cautions that the risk factors described herein could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company and that investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact

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of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                                  RISK FACTORS

         SET FORTH BELOW IS A DISCUSSION ADDRESSING THE MATERIAL RISK FACTORS RELATING TO AN INVESTMENT IN THE COMPANY. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION PROVIDED ELSEWHERE IN THIS PROSPECTUS, IN EVALUATING AN INVESTMENT IN THE OFFERED SHARES.

POTENTIAL FOR UNFAVORABLE INTERPRETATION OF GOVERNMENT REGULATIONS

         The Company's operations are affected by numerous federal, state and local laws relating to labor, tax, insurance and employment matters and the provision of managed care services. By contracting with client companies to form an employment relationship with employees who work at client company locations ("worksite employees"), the Company assumes certain obligations and responsibilities of an employer under these laws. Many of the laws related to the employment relationship were enacted prior to the development of alternative employment arrangements, such as those provided by PEOs and other staffing businesses. These laws do not specifically address the obligations and responsibilities of non-traditional employers. Interpretive issues concerning such relationships have arisen and remain unsettled. Uncertainties arising under the Internal Revenue Code of 1986, as amended (the "Code"), include, but are not limited to, the qualified tax status and favorable tax status of certain benefit plans provided by the Company and other alternative employers. The unfavorable resolution of these unsettled issues could have a material adverse effect on the Company's results of operations, financial condition and liquidity.

         In addition, there can be no assurance that existing laws and regulations which are not currently applicable to the Company will not be interpreted more broadly in the future so as to apply to the Company's existing activities or that new laws and regulations will not be enacted with respect to the Company's activities, either of which could have a material adverse effect on the Company's business, financial condition, results of operations and liquidity.

FAILURE TO MANAGE INTERNAL GROWTH OR TO INTEGRATE ACQUISITIONS

         The Company has experienced significant internal growth and growth through acquisitions. The Company intends to continue to pursue an acquisition strategy. The Company's growth may place a significant strain on the Company's management, financial, operating and technical resources. In addition, acquisitions may result in potentially dilutive issuances of equity securities, significant transaction expenses, increased interest and amortization expense, increased depreciation expense and decreased operating income, any of which could have a material adverse effect on the Company's operating results. Acquisitions also involve other risks, including increases in costs due to competition for acquisition targets, difficulties in integrating the acquired operations, diversion of management resources and the risks associated with entry into new markets. Although the Company has acquired five PEOs since July 1996, there can be no assurance that other suitable acquisition candidates will be found in the future, that the Company will have or be able to obtain the necessary financing to consummate acquisitions, that acquisitions can be consummated on favorable terms or that any acquired companies can be successfully integrated into the Company's operations. There can be no assurance that the management skills, personnel, information systems and other resources and systems currently in place will be adequate to implement the Company's acquisition strategy or to accommodate the Company's internal growth. The failure to manage growth effectively or to implement its strategy could have a material adverse effect on the Company's results of operations, financial condition and liquidity.

NEED FOR LICENSES AND CERTIFICATIONS

         The managed health care industry is subject to extensive state and federal regulation. Certain of the Company's arrangements with respect to the provision of specialty managed care services or the establishment of health care provider networks require the Company to satisfy operating, licensing or certification requirements,

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

and further expansion of the range of specialty managed care services offered by the Company is likely to subject the Company to additional licensing and regulatory requirements. There can be no assurance that the Company will be able to obtain or maintain all required licenses or certifications. The failure to obtain or maintain any required licenses or certifications could have a material adverse effect on the Company's results of operations, financial condition and liquidity.

UNCERTAINTY OF IMPACT OF HEALTH CARE OR WORKERS' COMPENSATION REFORM

         Regulation in the health care and workers' compensation fields continues to evolve, and the Company is unable to predict what additional government regulations, if any, affecting its business may be adopted in the future. In addition, health care reform and/or specific changes in laws or regulations may impact demand for the Company's services, require the Company to develop new or modified services to meet the demands of the marketplace or modify the fees that the Company may charge for its services. For example, Colorado has enacted health care insurance legislation which may reduce certain cost advantages that the Company can offer to small business clients in that state. Similar legislation is being considered in at least one other state. Although the Company is not in a position to determine the full cost of compliance with Colorado's small business health care legislation, the Company anticipates that such costs will be significant. Such legislation has adversely affected the Company's ability to attract and retain clients in Colorado. The Company is not, however, currently in a position to make any further determination regarding, or to quantify, the impact of such legislation or whether it will ultimately be material to the Company's results of operations.

RISKS ASSOCIATED WITH EXPANSION INTO ADDITIONAL STATES

         The Company operates primarily in Florida, Colorado, Michigan, Georgia and New England, with operations in such areas accounting for (i) approximately 47%, 9%, 21%, 9% and 12%, respectively, of the Company's revenues for the year ended December 31, 1997 and (ii) approximately 50%, 8%, 21%, 8% and 11%, respectively, of the Company's revenues for the three months ended March 31, 1998. Future growth of the Company's operations depends, in part, on its ability to offer its services to prospective clients in additional states. In order to operate effectively in a new state, the Company must obtain all necessary regulatory approvals, achieve acceptance in the local market, adapt its procedures to that state's regulatory requirements and local market conditions and establish internal controls that enable it to conduct operations in several locations. While many states do not explicitly regulate PEOs, approximately one-third of the states (including Florida and New Hampshire where the Company conducts business) have laws with respect to licensing or registration requirements for PEOs. Several additional states (including Georgia and Michigan, where the Company conducts business) have considered such regulation. Such laws vary from state to state but generally provide for monitoring the fiscal responsibility of PEOs and specify the employer responsibilities assumed by PEOs. Although the Company believes that it is in material compliance with the licensing and registration requirements of those jurisdictions which currently impose such requirements, there can be no assurance that the Company will be able to comply with any new or additional regulations which may be imposed upon it in the future. The length of time required to obtain regulatory approval to begin operations varies from state to state. There can be no assurance that the Company will be able to satisfy licensing requirements or other applicable regulations of any particular state in which it is not currently operating, that it will be able to provide the full range of services currently offered in Florida in another state, or that it will be able to operate profitably within the regulatory environment of any state in which it does obtain regulatory approval. The absence of required licenses would require the Company to restrict the services it offers. Moreover, as the Company expands into additional states, there can be no assurance that the Company will be able to duplicate in other markets the revenue growth and operating results experienced in its Florida market.

GEOGRAPHIC MARKET CONCENTRATION

         The Company's South Florida market (Dade, Broward and Palm Beach counties) accounted for (i) approximately 47% of the Company's revenues for the year ended December 31, 1997 and (ii) approximately 50% of the Company's revenues for the three months ended March 31, 1998. For the foreseeable future, a significant portion of the Company's revenues will be subject to economic conditions prevailing in South Florida. Economic

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conditions in South Florida may be affected by the strength of Latin American economies and trade and the effects of natural disasters, such as hurricanes and tornadoes.

ADEQUACY OF RESERVES

         The Company participates in a fully insured health insurance plan in most states, a minimum premium health insurance plan, as well as a fully insured health insurance plan, in Florida and a self-insured health insurance program in other states, with third party insurers providing insurance to the extent claims under such minimum premium and self-insured health insurance plans exceed certain levels ("stop loss coverage"). This results in the Company's payment of a portion of the medical claims of its worksite employees. In addition, in certain cases the Company provides specialty managed care services on a capitated, risk-bearing basis. To the extent that the Company is not successful in managing the severity and frequency of medical claims, the costs incurred by the Company will increase and may have a material adverse effect on the Company's financial condition, results of operations and liquidity. In addition, to the extent an insurer delays or denies the payment of a claim for stop loss coverage, or the amount of stop loss coverage proves to be inadequate, the Company's financial condition, results of operations and liquidity could be materially adversely affected. The Company maintains reserves for medical and behavioral health claims based on periodic reviews of open claims, past claims experience and other factors deemed relevant by management. While the Company believes such reserves are adequate, the Company cannot predict with certainty the ultimate liability associated with open claims, and past claims experience may not be indicative of future results. Accordingly, if estimated reserve amounts prove to be less than the ultimate liability with respect to these claims, the Company's financial condition, results of operations and liquidity could be materially adversely affected.

INCREASES IN HEALTH CARE AND WORKERS' COMPENSATION INSURANCE COSTS

         Health care costs and insurance premiums are significant to the Company's operating results. Accordingly, the Company uses managed care procedures in an attempt to control health care costs and the cost of insurance premiums. Health care reform has recently been the subject of debate at both the federal and state government levels. Laws and regulations relating to health care are subject to change by action of the U.S. Congress, various state legislatures or both. If such reforms result in an increase in the Company's health care costs, the Company's ability to incorporate such increases into service fees to clients may be constrained by contractual arrangements with clients, which may cause delays before such increases can be reflected in service fees. As a result, any such increases in health care costs could have a material adverse effect on the Company's financial condition, results of operations and liquidity.

         The cost of workers' compensation insurance coverage is significant to the Company's operating results. Accordingly, the Company uses extensive managed care procedures in an attempt to control workers' compensation costs and related insurance premiums. Changes to existing workers' compensation rating systems, which could result in increased insurance premiums, and other increases in workers' compensation costs and related insurance premiums could have a material adverse effect on the Company's financial condition, results of operations and liquidity.

QUARTERLY FLUCTUATIONS IN OPERATING RESULTS

         Historically, the Company's quarterly operating results have fluctuated significantly as a result of a number of factors, including the timing of new contracts and terminations of existing contracts, the effect of employment tax limits and delivery of health care services, none of which can be predicted with any degree of certainty.

DEPENDENCE UPON KEY PERSONNEL

         The Company is dependent to a substantial extent upon the continuing efforts and abilities of certain key management personnel, including Carlos A. Saladrigas (the Company's Chairman and Chief Executive Officer) and Jose M. Sanchez (the Company's Vice Chairman and Area President--South Florida). The Company does not have employment agreements with any of its executive officers. The loss of services of certain of the

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Company's executive officers could have a material adverse effect upon the
Company's financial condition, results of operations and liquidity.

FINANCIAL CONDITION OF CLIENTS

         The Company is obligated to pay the wages and salaries of its worksite employees regardless of whether the Company's clients pay the Company on a timely basis or at all. To the extent that any client experiences financial difficulty, or is otherwise unable to meet its obligations as they become due, the Company's financial condition, results of operations and liquidity could be materially adversely affected.

SHORT TERM NATURE OF PEO SERVICES AGREEMENTS

         The Company's standard PEO services agreement provides for an initial one-year term, subject to termination by the Company or the client at any time during the first year upon 30 days' prior written notice. Thereafter, the contract may be terminated upon 30 days' written notice given prior to the expiration of the renewal term or immediately for cause. Client contracts acquired in acquisitions may be terminable with shorter notice, or under different terms, than under the Company's standard PEO services agreements. A significant number of terminations could have a material adverse effect on the Company's financial condition, results of operations and liquidity.

RISK OF LOSS OF QUALIFIED STATUS FOR CERTAIN TAX PURPOSES

         The Internal Revenue Service (the "IRS") has established an Employee Leasing Market Segment Group (the "Market Segment Group") for the purpose of identifying specific compliance issues prevalent in certain segments of the PEO industry. Approximately 70 PEOs, not including Vincam, have been randomly selected by the IRS for audit pursuant to this program. One issue that has arisen in the course of these audits is whether PEOs, such as the Company, are the employers of worksite employees under Code provisions applicable to employee benefit plans and consequently able to offer to worksite employees benefit plans that qualify for favorable tax treatment. The Market Segment Group is also examining whether client company owners are employees of PEOs under Code provisions applicable to employee benefit plans. The Company understands that these issues have been referred to the IRS National Office. The Company is unable to predict the timing or nature of the findings of the Market Segment Group.

         If the IRS concludes that PEOs are not employers of worksite employees for purposes of the Code, the tax qualified status of the Company's 401(k) plan could be revoked and its cafeteria plan may lose its favorable tax status. Worksite employees could not continue to participate in such plans or in certain other employee benefit plans of the Company. In addition, the Company may no longer be able to assume the client company's federal employment tax withholding obligations. If such a conclusion were applied retroactively, employees' vested account balances would become taxable immediately, the Company would lose its tax deduction to the extent contributions were not vested, the plan trust would become a taxable trust and penalties and additional taxes for prior periods could be assessed. In such a scenario, the Company would face the risk of client dissatisfaction as well as potential litigation, and its financial condition, results of operations and liquidity could be materially adversely affected. In addition, if the Company is required to report and pay employment taxes for the separate accounts of its clients rather than for its own account as a single employer, the Company would incur increased administrative burdens.

RISK OF MULTIPLE-EMPLOYER PLAN TREATMENT

         The U.S. Department of Labor has issued a few advisory opinions to PEOs advising such PEOs that their respective health plans, which covered worksite employees, were multiple-employer plans, rather than single employer plans. The Company believes it is a co-employer of worksite employees and, as such, views its group health plan, which also covers worksite employees, to be a single employer plan. If these Department of Labor opinions were applied to the Company's health plan, or to the Company's other employee benefit plans, the Department of Labor could assess penalties against the Company for having incorrectly filed annual reports treating such plan(s) as a single employer plan. The Department of Labor could also assess penalties against the

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Company's clients for failure to file annual reports. In such a scenario, the
Company would face the risk of client dissatisfaction as well as potential litigation, and its financial condition, results of operations and liquidity would be materially adversely affected.

LIABILITIES FOR CLIENT AND EMPLOYEE ACTIONS

         A number of legal issues remain unresolved with respect to the co-employment arrangements among PEOs, their clients and worksite employees, including questions concerning the ultimate liability for violations of employment and discrimination laws. The Company's standard client service agreement establishes a contractual division of responsibilities between the Company and each client for various human resource matters, including compliance with and liability under various governmental regulations. However, as a result of the Company's status as a co-employer, the Company may be subject to liability for violations of these or other laws despite these contractual provisions and even if it does not participate in such violations. Although such client service agreements generally provide that the client is to indemnify the Company for any liability attributable to the client's failure to comply with its contractual obligations and the requirements imposed by law, the Company may not be able to collect on such a contractual indemnification claim and thus may be responsible for satisfying such liabilities. In addition, worksite employees may be deemed to be agents of the Company, subjecting the Company to liability for the actions of such worksite employees.

POTENTIAL LEGAL LIABILITY

         The management and administration of the delivery of health care and other services entail inherent risks of liability. The Company may, from time to time, in the ordinary course of its business, be subject to various claims, suits and complaints relating to the provision of medical care, including those related to denial of benefits to worksite employees and negligence in credentialing of providers. In addition, as an employer, the Company may also be subject to a wide variety of employment-related claims such as claims for injuries, wrongful deaths, discrimination, wage and hours violations and other matters. More specifically, the Company's financial condition and results of operations are subject to several contingencies including the conclusions that may be reached by the IRS Market Segment Group and the resolutions of certain pending legal proceedings, each of which may have a material adverse effect on the Company's operations or financial condition. For more information regarding such pending legal proceedings, reference should be made to the Company's disclosures contained in Item 3 "Legal Proceedings" of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Form 10-K/A No.1 (collectively, the "1997 Form 10-K") and Note 13 of the Notes to Consolidated Financial Statements in the 1997 Form 10-K, which 1997 Form 10-K is incorporated by reference into this Prospectus.

RISK OF INADEQUATE INSURANCE

         Although the Company carries professional and general liability insurance, there can be no assurance that any such insurance carried by the Company or its providers will be sufficient to cover any judgments, settlements or costs relating to any present or future claims, suits or complaints or that sufficient insurance will be available to the Company or such providers in the future on satisfactory terms, if at all. If the insurance carried by the Company or its providers is not sufficient to cover any judgments, settlements or costs relating to any present or future claims, suits or complaints, the Company's business, financial condition, results of operations and liquidity could be materially adversely affected.

COMPETITION

         The PEO industry is highly fragmented, with approximately 2,000 PEOs in operation, according to the National Association of Professional Employer Organizations. The Company encounters competition from other PEOs and from single-service and "fee for service" companies such as payroll processing firms, insurance companies and human resource consultants. Many of these companies have limited operations and fewer than 1,000 worksite employees, but there are several industry participants which are comparable in size to the Company. The Company also competes directly with independent local and national entities that offer managed behavioral health or workers' compensation services as well as with insurance carriers and other provider groups that have managed care capabilities. In addition, the Company may encounter substantial competition from new market entrants. Some of the Company's current and future competitors may be significantly larger, have greater name recognition and have greater financial, marketing and other resources than the Company. There can be no assurance that the Company will be able to compete effectively against such competitors in the future.

LOSS OF BENEFIT PLANS

         The maintenance of health and workers' compensation insurance plans that cover worksite employees is a significant part of the Company's business. The Company's current health and workers' compensation contracts are provided on terms that the Company believes to be favorable. While the Company believes that replacement contracts could be secured on competitive terms without causing significant disruption to the Company's business, there can be no assurance in this regard.

CONCENTRATION OF COMMON STOCK OWNERSHIP

         As of April 15, 1998, the executive officers and directors of the Company beneficially owned an aggregate of approximately 5,477,245 of the outstanding shares of Common Stock of the Company, constituting approximately 35% of the outstanding shares of Common Stock of the Company. Accordingly, such persons will be in a position to influence significantly the Company's affairs and operations, including the election of directors.

POTENTIAL VOLATILITY OF STOCK PRICE

         The market price of the Company's Common Stock could be highly volatile, fluctuating in response to factors such as changes in the economy or the financial markets, variations in the Company's operating results, failure to achieve earnings consistent with analysts' estimates, announcements of new services, acquisitions or market expansions by the Company or its competitors, and developments relating to regulatory or other issues affecting the PEO or managed care industries. In addition, the Nasdaq National Market generally has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of the Company's Common Stock without regard to the Company's operating performance.

SHARES ELIGIBLE FOR FUTURE SALE

         Sales of substantial amounts of the Common Stock in the public market could have an adverse effect on prevailing market prices of the Common Stock and adversely affect the Company's ability to raise capital in the capital markets at a time and on terms favorable to the Company. After this offering, approximately 8,981,740 shares will be freely tradeable without restriction, while approximately 5,093,033 additional shares of the Company's Common Stock will be eligible for sale pursuant to Rule 144 under the 1933 Act, subject to certain volume and other limitations. In addition, certain holders of Common Stock will have registration rights for an aggregate of up to approximately 6,488,468 shares of Common Stock.

ANTI-TAKEOVER EFFECT

         Certain Florida legislation applicable to the Company may deter or frustrate takeovers of the Company. Certain provisions of the Articles of Incorporation and Bylaws of the Company may also deter takeovers of the Company. In addition, the Company is authorized to issue 20,000,000 shares of preferred stock in one or more series, having terms fixed by the Board of Directors without shareholder vote, including voting, dividend or liquidation rights that could be greater than or senior to the rights of holders of Common Stock. Issuance of these shares could also be used as an anti-takeover device. The Company has no current intentions or plans to issue any such preferred stock.

POSSIBLE LACK OF FINANCIAL RESOURCES OF SELLING SHAREHOLDERS

          The Selling Shareholders may be deemed to be underwriters pursuant to the 1933 Act, and in that regard may become liable to the purchasers of the Offered Shares pursuant to the terms of the 1933 Act if certain provisions of the 1933 Act are not complied with by them. There can be no assurance that any of the Selling Shareholders has the financial resources to discharge any such liability.

                              SELLING SHAREHOLDERS

         All of the Offered Shares are being sold by the Selling Shareholders named below, consisting of the CSS Selling Shareholders and the Amstaff Selling Shareholder. The Company will not receive any proceeds from the sale of the Offered Shares.

         All of the Offered Shares were acquired by the CSS Selling Shareholders and the Amstaff Selling Shareholder from the Company in connection with the CSS Acquisition and the Amstaff Acquisition, respectively. The shares issued pursuant to such acquisitions were exempt from the registration provisions of the 1933 Act. An aggregate of 150,000 and 547,743 shares of Common Stock were issued in connection with the CSS Acquisition and the Amstaff Acquisition, respectively.

         To the best of the Company's knowledge, the following table sets forth certain information with respect to the CSS Selling Shareholders and the Amstaff Selling Shareholder as of April 15, 1998. The Company believes that all persons named in the table below have sole voting power and investment power with respect to all shares of Common Stock beneficially owned by them.

                                    SHARES BENEFICIALLY                                     SHARES BENEFICIALLY
                                 OWNED PRIOR TO OFFERING        NUMBER OF SHARES           OWNED AFTER OFFERING
CSS SELLING SHAREHOLDERS(1)      NUMBER             PERCENT       BEING OFFERED           NUMBER            PERCENT
---------------------------      ------             -------     ----------------          ------            -------
Willard Finkle                   75,000                *             26,250               48,750                *
John J. Piscioniere              75,000                *             26,250               48,750                *

*Less than one percent.

                                    SHARES BENEFICIALLY                                      SHARES BENEFICIALLY
AMSTAFF                          OWNED PRIOR TO OFFERING        NUMBER OF SHARES           OWNED AFTER OFFERING
SELLING SHAREHOLDER(2)           NUMBER             PERCENT        BEING OFFERED          NUMBER            PERCENT
----------------------           ------             -------     ----------------          ------            -------
Gregory J. Packer, as            380,812              2.4%          182,482              198,330              1.3%
Trustee of the Revocable
Living Trust of Gregory
John Packer

(1) A total of 97,500 shares of Common Stock which will be owned by the CSS Selling Shareholders after the completion of this offering will be subject to future registration by the Company pursuant to certain registration rights granted to the CSS Selling Shareholders by the Company in connection with the CSS Acquisition.

None of the CSS Selling Shareholders had any material relationship with Vincam prior to the CSS Acquisition, which was completed on January 30, 1998. Willard Finkle and John J. Piscioniere both became employees of Vincam in connection with the CSS Acquisition.

(2) A total of 182,481 shares of Common Stock which will be owned by the Amstaff Selling Shareholder after the completion of this offering will be subject to future registration by the Company pursuant to certain registration rights granted to the Amstaff Selling Shareholder by the Company in connection with the Amstaff Acquisition.

The Amstaff Selling Shareholder did not have any material relationship with Vincam prior to the Amstaff Acquisition, which was completed on June 30, 1997. Gregory J. Packer, the settlor and trustee of the Revocable Living Trust of Gregory John Packer under agreement dated February 7, 1990, as amended and restated, entered into an employment agreement with the Company and Vincam/Amstaff, Inc., a Michigan corporation and a wholly owned subsidiary of the Company, in connection with the Amstaff Acquisition, and currently holds the office of Area President-Midwest of The Vincam Group, Inc.

                              PLAN OF DISTRIBUTION

         The Offered Shares are being sold by the Selling Shareholders named herein. See "Selling Shareholders." The Company will not receive any of the proceeds from the sale of the Offered Shares.

         The Company has been advised by each Selling Shareholder that such Selling Shareholder expects to offer the Offered Shares to or through brokers and dealers and underwriters to be selected by the Selling Shareholder from time to time. In addition, the Offered Shares may be offered for sale through the Nasdaq Stock Market, in the over-the-counter market, through a market maker, in one or more private transactions, or a combination of such methods of sale, at prices and on terms then prevailing, at prices related to such prices, or at negotiated prices. The Selling Shareholders may pledge all or a portion of the Offered Shares owned as collateral for margin accounts or in loan transactions, and the Offered Shares may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such Selling Shareholders, the pledgee in such loan transaction would have the same rights of sale as the Selling Shareholders under this Prospectus. The Selling Shareholders also may enter into exchange traded listed option transactions which require the delivery of the Offered Shares listed hereunder. The Selling Shareholders may also transfer Offered Shares owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such Selling Shareholders under this Prospectus. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 of the 1933 Act may be sold under Rule 144 rather than pursuant to this Prospectus. Without limiting the foregoing, brokers may act as dealers by purchasing any or all of the Offered Shares either as agents for others or as principals for their own accounts and reselling such shares pursuant to this Prospectus. Such brokers will receive compensation from the Selling Shareholders in the form of commissions or discounts and may receive compensation from purchasers of the Offered Shares for whom they may act as agent or to whom they may sell as principal in the form of commissions or discounts. Finally, the Selling Shareholders and any brokers and dealers through whom sales of the Offered Shares are made may be deemed to be "underwriters" within the meaning of the 1933 Act, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation. See "Risk Factors -- Possible Lack of Financial Resources of Selling Shareholders." The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the 1933 Act.

         There can be no assurances that the Selling Shareholders will sell any or all of the Offered Shares.

                                  LEGAL MATTERS

         Steel Hector & Davis LLP, Miami, Florida, has rendered an opinion as to the validity of the Offered Shares.

                                     EXPERTS

         The consolidated financial statements incorporated in this Prospectus by reference to (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Form 10-K/A No. 1 and (ii) its Amendment No. 1 to the Current Report on Form 8-K dated December 1, 1997 have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

         The financial statements of Staffing Network, Inc. at December 31, 1996 and 1995, and for the years then ended, incorporated in this Prospectus by reference to the Company's Amendment No. 1 to the Current Report on Form 8-K dated December 1, 1997 have been audited by Ernst & Young LLP as set forth in their report thereon included therein and incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

         The financial statements of Staffing Network, Inc. for the year ended December 31, 1994 incorporated in this Prospectus by reference to the Company's Amendment No. 1 to the Current Report on Form 8-K dated December 1, 1997 have been so incorporated in reliance, in part, on the report of Howe, Riley & Howe Professional Corporation, given on the authority of said firm as experts in auditing and accounting.

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     NO DEALER, SALESPERSON, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING SHAREHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN
OFFER TO BUY THE SHARES OF COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE
ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                  ------------

                                TABLE OF CONTENTS

                                            PAGE
                                            ----
Available Information.....................    2
Incorporation of Certain
    Information by Reference..............    2
The Company...............................    3
Cautionary Note Regarding Forward
    Looking Statements....................    3
Risk Factors..............................    4
Selling Shareholders......................   10
Plan of Distribution......................   11
Legal Matters.............................   11
Experts...................................   11

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                             THE VINCAM GROUP, INC.

                                 234,982 SHARES

                                  COMMON STOCK




                               -------------------

                               P R O S P E C T U S

                               -------------------



                                  MAY 19, 1998

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